UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2021

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On March 4, 2021, Fulcrum Therapeutics, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2020. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors (the “Board”) of Fulcrum Therapeutics, Inc. (the “Company”) appointed Bryan Stuart, the Company’s Chief Operating Officer, as President and Chief Executive Officer and elected Mr. Stuart as a member of the Board, in each case, effective as of March 31, 2021 (the “Effective Date”).

Mr. Stuart will succeed Robert J. Gould whose resignation as President and Chief Executive Officer will be effective as of the Effective Date. Following his resignation, Dr. Gould will continue to serve on the Board and will join the Science and Technology Committee of the Board. Mark Levin, Chairman of the Board, will assume the role of executive chair effective as of March 31, 2021.

Mr. Stuart, age 44, has served as the Company’s Chief Operating Officer since December 2018. Prior to the Company, he served as president and chief executive officer of Yarra Therapeutics, LLC from December 2017 to August 2018 and as president and chief executive officer of Kastle Therapeutics, LLC from July 2015 to November 2017, both companies focused on developing therapies for rare diseases. Mr. Stuart was the chief business officer of Civitas Therapeutics, Inc., a biopharmaceutical company, from August 2012 to October 2014. He previously led business development, corporate development and strategy at EKR Therapeutics Inc. (acquired by Chiesi Farmaceutici S.p.A.) and Ovation Pharmaceuticals Inc. (acquired by Lundbeck A/S). Mr. Stuart received an MBA from the Kellogg School of Management at Northwestern University and a B.S. from the University of Illinois. The Company believes that Mr. Stuart is qualified to serve on its Board due to his extensive knowledge of the Company and his significant background in working with life sciences companies.

In connection with his appointment, on February 26, 2021, Mr. Stuart entered into a new employment agreement with the Company (the “New Employment Agreement”) superseding his current employment agreement, dated as of July 3, 2019. Under the New Employment Agreement, Mr. Stuart has agreed to serve as, and assume the duties of, the Company’s President and Chief Executive Officer. Pursuant to the New Employment Agreement, Mr. Stuart will be paid an annual base salary of $535,000. Following the end of each calendar year, Mr. Stuart will be eligible to receive an annual discretionary performance bonus with a target of 50% of his then annual base salary based upon the Board’s assessment of his performance and the Company’s attainment of goals as set by the Board in its sole discretion. Pursuant to the New Employment Agreement, the Company has also granted Mr. Stuart an option to purchase 350,000 shares of the Company’s common stock under the Company’s 2019 Stock Incentive Plan, effective as the Effective Date. The options will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date. The options vest in equal quarterly installments over four years from the Effective Date.

In the event of the termination of Mr. Stuart’s employment by us without cause, or by him for good reason, prior to or more than 12 months following a “change in control” (as change in control is defined in the New Employment Agreement), Mr. Stuart would be entitled to his base salary that has accrued and to which he is entitled as of the termination date and other accrued benefits, collectively, the accrued obligations. In addition, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Stuart’s employment by us without cause, or by him for good reason, within 12 months following a change in control, Mr. Stuart is entitled to the accrued obligations. In addition, he is entitled to (1) continued payment of his then-current base salary (or, if higher, his base salary in effect immediately prior to the change in control), in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards that vest solely based on the passage of time, such that his time-based equity awards become fully exercisable and non-forfeitable as of the termination date.

In addition, pursuant to the Company’s standard form of indemnification agreement Mr. Stuart entered into in connection with his employment as Chief Operating Officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) on June 21, 2019, the Company may be required, among other things, to indemnify Mr. Stuart for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer or director of the Company.

Mr. Stuart will serve as a Class II director with a term expiring at the Company’s 2021 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The election of Mr. Stuart brings the size of the Board to eight members. As an employee of the Company, Mr. Stuart will not receive any additional compensation for his service on the Board.

A copy of the Company’s press release announcing Mr. Stuart’s appointment as President and Chief Executive Officer and election to the Board, and Dr. Gould’s resignation as President and Chief Executive Officer is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2021.

Consulting Agreement with Dr. Gould

In connection with his resignation, the Company and Dr. Gould intend to enter into a Consulting Agreement (the “Consulting Agreement”), to be effective as of the Effective Date, pursuant to which Dr. Gould will assist with the transition of his duties. The term of the Consulting Agreement will continue until March 31, 2022. Either the Company or Dr. Gould will be able to terminate the Consulting Agreement on thirty days prior written notice.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2021.

Principal Financial Officer Appointment

On February 26, 2021, the Company appointed Peter Thomson, the Company’s Vice President, Finance & Accounting, as principal financial officer, effective as of the Effective Date.

Mr. Thomson, age 53, has served as the Company’s Treasurer since December 2016, Vice President, Finance & Accounting since January 2018, and as the Company’s principal accounting officer since April 2019. Mr. Thomson joined the Company as a consultant in November 2016 as Interim Head of Finance, and he served as the Company’s Secretary from December 2016 to November 2020. He previously served as Principal Financial Officer, Treasurer and Secretary of Goldfinch Bio, Inc., a precision medicine company, from November 2016 to April 2018, and as Senior Director, Financial Planning & Analysis of BIND Therapeutics, Inc., a biotechnology company, from June 2015 to October 2016. Mr. Thomson received an MBA from the University of Chicago Booth School of Business and a B.A. from Brown University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated March 4, 2021

99.2	Press Release, dated March 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: March 4, 2021	By:	/s/ Curt Oltmans
Name: Curt Oltmans Title: General Counsel